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                                                                    EXHIBIT 10.1



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                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                      GALLAHER OVERSEAS (HOLDINGS) LIMITED

                                       AND

                             BROOKE (OVERSEAS) LTD.

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                            Dated as of June 14, 2000

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                                TABLE OF CONTENTS

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
ARTICLE I  PURCHASE PRICE AND CLOSING....................................................................1

         1.01.  Purchase Price of the Membership Interests...............................................1
         1.02.  The Closing..............................................................................2
         1.03.  Seller Indebtedness Payment..............................................................2

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................3

         2.01.  Organization and Authority...............................................................3
         2.02.  Due Authorization; Binding Obligation....................................................4
         2.03.  Non-Contravention........................................................................4
         2.04.  Regulatory Approvals.....................................................................5
         2.05.  Title to Membership Interests............................................................5
         2.06.  Capitalization of the Company............................................................5
         2.07.  Subsidiaries.............................................................................6
         2.08.  Organization.............................................................................7
         2.09.  Qualifications...........................................................................7
         2.10.  Financial Statements.....................................................................7
         2.11.  Absence of Certain Changes or Events.....................................................8
         2.12.  Assets Other than Real Property Interests................................................9
         2.13.  Real Property Owned and Leased..........................................................10
         2.14.  Patents, Trademarks, etc................................................................10
         2.15.  Insurance...............................................................................11
         2.16.  Commitments.............................................................................12
         2.17.  Legal Proceedings.......................................................................15
         2.18.  Taxes...................................................................................16
         2.19.  Compliance with Laws; Permits and Licenses..............................................16
         2.20.  Environmental Matters...................................................................17
         2.21.  Employee Benefit Plans; Termination and Severance Agreements............................18
         2.22.  Employee and Labor Matters..............................................................21
         2.23.  Capital Expenditures....................................................................22
         2.24.  Powers of Attorney......................................................................22
         2.25.  Customer Accounts Receivable; Inventories...............................................22
         2.26.  Customers and Suppliers.................................................................23
         2.27.  No U.S. Assets..........................................................................23
         2.28.  No Material Misstatement or Omission....................................................23

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER....................................................23

         3.01.  Organization and Authority..............................................................24
         3.02.  Due Authorization; Binding Obligation...................................................24
         3.03.  Non-Contravention.......................................................................24
         3.04.  Regulatory Approvals....................................................................25
         3.05.  Investment Intent.......................................................................25
         3.06.  Absence of Financial Contingency........................................................25


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

         3.07.  Disclosure..............................................................................25

ARTICLE IV  FURTHER AGREEMENTS AND ASSURANCES...........................................................25

         4.01.  Government Filings and Approvals........................................................25
         4.02.  Corporate Investigation by Buyer........................................................26
         4.03.  Confidentiality.........................................................................26
         4.04.  Sales and Transfer Taxes................................................................27
         4.05.  Maintenance of Insurance................................................................27
         4.06.  Reasonable Best Efforts.................................................................28
         4.07.  Additional Disclosure...................................................................28
         4.08.  Certain Licenses and Permits............................................................28
         4.09.  Resignations............................................................................28
         4.10.  Non-Competition; Non-Interference; Other Transactions...................................29
         4.11.  Settlement of Loans, Intercompany Accounts, etc.........................................30
         4.12.  Release of Encumbrances Securing Obligations............................................31
         4.13.  Execution of Additional Documents.......................................................32
         4.14.  Record Access and Retention.............................................................32
         4.15.  Replacement Guarantees..................................................................32
         4.16.  Option to Acquire Adjacent Land.........................................................33
         4.17.  Cooperation; Further Assurances.........................................................33

ARTICLE V  CONDUCT OF BUSINESS..........................................................................34

         5.01.  Conduct of Business.....................................................................34

ARTICLE VI  CONDITIONS TO BUYER'S OBLIGATIONS...........................................................37

         6.01.  Accuracy of Representations and Warranties..............................................37
         6.02.  Performance of Covenants................................................................38
         6.03.  Government Approvals....................................................................38
         6.04.  Russian Government Approvals............................................................38
         6.05.  No Legal Proceedings....................................................................38
         6.06.  Membership Interest Certificates........................................................38
         6.07.  Opinion of U.S. Counsel.................................................................39
         6.08.  Opinion of Special Russian Counsel......................................................39
         6.09.  Intercompany Accounts...................................................................39
         6.10.  Required Action in Respect of Seller Obligations........................................39

ARTICLE VII  CONDITIONS TO SELLER'S OBLIGATIONS.........................................................39

         7.01.  Accuracy of Representations and Warranties..............................................39
         7.02.  Performance of Covenants................................................................40
         7.03.  Government Approvals....................................................................40
         7.04.  No Legal Proceedings....................................................................40
         7.05.  Payment of Purchase Price...............................................................40
         7.06.  Opinion of U.S. Counsel.................................................................40

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
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
         7.07.  Opinion of U.K. Counsel.................................................................40

ARTICLE VIII  SURVIVAL..................................................................................41

         8.01.  Survival................................................................................41

ARTICLE IX  INDEMNIFICATION.............................................................................41

         9.01.  Indemnification by Seller...............................................................41
         9.02.  Indemnification by Buyer................................................................42
         9.03.  Third-Party Claims......................................................................42
         9.04.  Procedures for Environmental Claims.....................................................44
         9.05.  Indemnification as Sole Remedy After Closing............................................44

ARTICLE X  TERMINATION..................................................................................44

         10.01.  Mutual Agreement.......................................................................44
         10.02.  Noncompliance or Nonperformance........................................................44

ARTICLE XI  MISCELLANEOUS...............................................................................45

         11.01.  Integration; Amendment.................................................................45
         11.02.  Assignment.............................................................................45
         11.03.  Counterparts...........................................................................45
         11.04.  Headings...............................................................................45
         11.05.  Waiver; Requirement of Writing.........................................................46
         11.06.  Finder's Fees; Brokers.................................................................46
         11.07.  Expenses...............................................................................46
         11.08.  Notices................................................................................46
         11.09.  Applicable Law.........................................................................48
         11.10.  Consent to Jurisdiction................................................................48
         11.11.  Public Announcements...................................................................49
         11.12.  No Third-Party Beneficiaries...........................................................49
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                           PURCHASE AND SALE AGREEMENT

                  THIS PURCHASE AND SALE AGREEMENT dated as of June 14, 2000 between GALLAHER OVERSEAS (HOLDINGS) LIMITED, a private limited company incorporated under the laws of England ("Buyer"), and BROOKE (OVERSEAS) LTD., a Delaware corporation ("Seller"),

                              W I T N E S S E T H :

                  WHEREAS, Seller owns all of the issued and outstanding membership interests (the "Membership Interests") of Western Tobacco Investments
LLC, a Delaware limited liability company (the "Company");

                  WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Membership Interests upon the terms and conditions hereinafter set forth;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Vector Group Ltd., the ultimate parent of Seller, is executing and delivering to Buyer a payment and performance guaranty with respect to Seller's obligations under this Agreement; and

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Gallaher Group Plc, the ultimate parent of Buyer, is executing and delivering to Seller a payment and performance guaranty with respect to Buyer's obligations under this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                           PURCHASE PRICE AND CLOSING

                  1.01.  PURCHASE PRICE OF THE MEMBERSHIP INTERESTS.

                  Subject to all of the terms and conditions of this Agreement, Seller shall sell the Membership Interests to Buyer at the Closing (as defined in Section 1.02 below) and Buyer, in reliance on the covenants, representations and warranties of Seller contained herein, shall purchase the Membership






Interests from Seller at the Closing for a purchase price (the "Purchase Price") equal to $335,600,000, subject to reduction pursuant to Section 4.16. A portion of the Purchase Price equal to the Seller Indebtedness Payment (as defined in Section 1.03) shall be paid at Closing to the Trustee (as defined in Section 1.03) and to the Collateral Agent (as defined in Section 4.12). The portion of the Purchase Price payable at the Closing to Seller, and the remainder thereof payable to the Trustee and the Collateral Agent, shall be paid by Buyer by wire transfer in immediately available funds to accounts designated by Seller, the Trustee and the Collateral Agent to Buyer in writing at least three business days prior to the Closing. Seller shall deliver to Buyer at the Closing certificates for all the Membership Interests duly endorsed or with duly executed stock powers attached, or if the Collateral Agent has not released the certificates for the Pledged Membership Interests (as defined in Section 4.12), then, subject to Section 4.12, Seller shall deliver to Buyer at the Closing (a) certificates for the Membership Interests (other than the Pledged Membership Interests) duly endorsed or with duly executed stock powers attached and (b) duly executed stock powers for the Pledged Membership Interests.

                  1.02.  THE CLOSING.

                  The closing of the sale and purchase of the Membership Interests (the "Closing") shall take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York at 10:00 a.m. local time and shall be effective as of the close of business local time on the later to occur of (a) July 31, 2000 and (b) subject to Section 10.02, the fifth business day following the date approval to carry out the transactions contemplated hereby has been obtained from the Ministry for Antimonopoly Policy and Support for Entrepreneurship of the Russian Federation (the "Antimonopoly Ministry"), or, subject to Section 10.02, if the other conditions to the Closing set forth in Articles VI and VII shall not have been satisfied by such date (other than for conditions to be satisfied by deliveries at the Closing), as soon as practical after such conditions have been satisfied, or at such other location, time or date as may be agreed to in writing by Buyer and Seller (such time and date of the Closing being herein called the "Closing Date").

                  1.03.  SELLER INDEBTEDNESS PAYMENT.

                  (a) For purposes of this Agreement, "Seller Indebtedness Payment" means all amounts necessary to redeem all issued and outstanding Securities (as defined in the Indenture dated as of January 1, 1996 (the "Indenture") between BGLS Inc. ("BGLS") and State Street Bank and Trust Company, as successor to Fleet National Bank of Massachusetts (the "Trustee")) on the





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30th day following the Closing Date or if such day is not a business day, then on the next following business day (the "Redemption Date"). At the Closing, subject to Section 4.12, such amount of the Seller Indebtedness Payment as is necessary to redeem the Securities secured by the Pledged Membership Interests on the Redemption Date shall be paid to the Collateral Agent and the balance of the Seller Indebtedness Payment shall be paid to the Trustee.

                  (b) Not later than three business days prior to the Closing, Seller shall deliver to Buyer a statement setting forth the amount of the Seller Indebtedness Payment. On or prior to the Closing Date, Seller shall cause BGLS to give such notice to the Trustee and the Holders (as defined in the Indenture) as may be required by the Indenture for the redemption of the Securities to take place on the Redemption Date. For purposes of this Agreement, a "business day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks located in New York City and London are authorized or required to be closed.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Buyer, as of the date hereof and (except to the extent such representations and warranties expressly relate to a prior date) as of the Closing Date, as follows (as used in this
Article II, the words "the knowledge of Seller" mean that Seller represents and warrants as to Seller's actual knowledge after due inquiry as to the subject matter covered by such representation or warranty of, and receipt of confirmation of the accuracy of such representation or warranty from, the officers of the Company and the Subsidiaries set forth in Schedule 2 attached hereto):

                  2.01.  ORGANIZATION AND AUTHORITY.

                  Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.







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                  2.02.  DUE AUTHORIZATION; BINDING OBLIGATION.

                  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes the valid and binding obligations of Seller, enforceable in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  2.03.  NON-CONTRAVENTION.

                  The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of any person or to the loss of any material right of any person under or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any pledge, lien, charge or other encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries under, any of the terms, conditions or provisions of
(a) the charter documents or by-laws or other governing documents of Seller, the Company or any of the Subsidiaries or (b) any covenant, agreement or understanding to which Seller, or any Contract (as defined in Section 2.16) to which the Company or any of the Subsidiaries is a party or by which their respective properties or assets are bound, or (c) any order, ruling, decree, judgment, arbitration award, law, rule, permit, regulation or stipulation to which Seller, the Company or any of the Subsidiaries is subject, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or each of Joint Stock Company Liggett-Ducat ("LDJSC") and Joint Stock Company Liggett-Ducat-Tobacco ("LDTJSC"), taken separately ("Material Adverse Effect"), or the ability of Seller to consummate the transactions contemplated hereby.






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                  2.04.  REGULATORY APPROVALS.

                  None of Seller, the Company or any of the Subsidiaries are required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Seller, or the consummation of the transactions contemplated hereby.

                  2.05.  TITLE TO MEMBERSHIP INTERESTS.

                  Except as set forth in Schedule 2.05 attached hereto, Seller is the beneficial and record owner of the Membership Interests and such ownership is free and clear of any liens, pledges, encumbrances, charges, agreements or claims. Except as set forth in Schedule 2.05, at the Closing, Seller will convey to Buyer good and marketable title to the Membership Interests, free and clear of any liens, pledges, encumbrances, charges, agreements or claims.

                  2.06.  CAPITALIZATION OF THE COMPANY.

                  The Company's authorized capital consists solely of 55,000 membership interests, all of which are issued and outstanding. Such issued and outstanding Membership Interests are validly issued, fully paid and nonassessable. Except for any rights arising in connection with the Participating Loan (as defined in Section 4.11) which will all be terminated prior to the Closing, the Membership Interests constitute all of the ownership, membership and equity interests of the Company, including all (a) rights to participate in the management of the Company, to vote on any matter, and to grant or withhold consent or approval of actions of the Company and (b) rights to receive all allocations of profits and losses, distributions and returns of capital of the Company. Except for (a) any rights arising in connection with the Participating Loan which will all be terminated prior to the Closing, and (b) any rights granted to Buyer under this Agreement, there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any ownership, membership or equity interests in the Company or any other securities of the Company and the Company is not obligated, now or in the future, contingent or otherwise, to issue, purchase or redeem ownership, membership or equity interests or any other





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securities to or from anyone. Copies of (x) the limited liability company agreement, certificate of formation and minute books of the Company and (y) the charter documents and by-laws (or similar governing documents) and corporate minute books of each of the Subsidiaries (as defined in Section 2.07) have heretofore been delivered to Buyer and are true, correct and complete.

                  2.07.  SUBSIDIARIES.

                  The Company owns, directly or indirectly, the capital stock or other ownership, membership or equity interests of the corporations or other entities listed in Schedule 2.07 attached hereto, with the percentage of voting stock or other ownership, membership or equity interests so owned indicated therein, and how the stock or other ownership, membership or equity interests of a corporation or other entity is owned also indicated therein (all such corporations and entities being hereinafter referred to individually as a "Subsidiary" and collectively as the "Subsidiaries"). Other than the Subsidiaries identified on Schedule 2.07 as organized and existing under the laws of the Russian Federation and any representative offices and branches and any such Subsidiaries in the process of being so organized (the "Russian Subsidiaries"), the Company does not own, directly or indirectly, the capital stock or other ownership, membership or equity interests of any corporation or other entity organized and existing under the laws of the Russian Federation. Neither the Company nor any of the Subsidiaries owns any capital stock or has any other interest in or obligation to form or participate in any other company, partnership, joint venture or other organization, enterprise or entity. Except as set forth in Schedule 2.07, the Company and the Subsidiaries have full title to the shares or other ownership, membership or equity interests of the Subsidiaries owned by them, in each case free and clear of any liens, pledges, encumbrances, charges, agreements or claims. The issued and outstanding shares of capital stock or other ownership, membership or equity interests of each of the Subsidiaries are validly issued, fully paid and, subject to applicable law, nonassessable. There are no treasury shares, and there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or outstanding securities or obligations convertible into or exchangeable for, or voting agreements with respect to, any shares of capital stock of or other ownership, membership or equity interest in or any other securities of any of the Subsidiaries. Except as set forth in Schedule 2.07, none of the Subsidiaries is obligated, now or in the future, contingent or otherwise, to issue, purchase or redeem capital stock or any other ownership, membership or equity interests or any other securities to or from any person. For the purposes of this Section 2.07, no representations and warranties are made by Seller in respect of LDJSC's ownership interests in BrookeMil Ltd. and Commercial Bank Khleb Rossii (Bread of Russia).





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                  2.08.  ORGANIZATION.

                  (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties in the places where it maintains offices and where its properties are owned, leased or operated.

                  (b) Each of the Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except that no representation or warranty is made regarding good standing for any Subsidiary organized under the laws of a jurisdiction in which the concept of good standing is inapplicable), with full power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties in the places where it maintains offices and where its properties are owned, leased or operated.

                  2.09.  QUALIFICATIONS.

                  Schedule 2.09 attached hereto sets forth each jurisdiction in which the Company or any of the Subsidiaries is duly qualified to do business and in good standing (except that no representation is made regarding good standing or qualification to do business for any jurisdiction in which the concept of good standing or qualification to do business is inapplicable) and neither the character of the properties owned or held under lease or license by the Company or any of the Subsidiaries nor the nature of the business conducted by the Company or any of the Subsidiaries requires any qualification in any other jurisdiction, except any such jurisdiction wherein the failure to be so qualified would not have a Material Adverse Effect.

                  2.10.  FINANCIAL STATEMENTS.

                  Seller has heretofore furnished to Buyer (a) audited consolidated financial statements of the Company and its Subsidiaries consisting of (i) consolidated balance sheets at December 31, 1999 and 1998, (ii) consolidated statements of operations for the year ended December 31, 1999 and for the period April 28, 1998 through December 31, 1998, (iii) consolidated statements of member's equity for the year ended December 31, 1999 and for the period April 28, 1998 through December 31, 1998 and (iv) consolidated statements of cash flows for the year ended December 31, 1999 and for the period April 28, 1998 through December 31, 1998, together with the report of PricewaterhouseCoopers ("PwC") thereon and the notes thereto, and (b) unaudited






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consolidated financial statements of the Company and the Subsidiaries consisting of (i) a pro forma consolidated balance sheet at March 31, 2000 reflecting the adjustments set forth on Schedule 2.10 attached hereto (the "Pro Forma Balance Sheet"), (ii) a consolidated balance sheet at March 31, 2000, (iii) consolidated statements of operations for the quarters ended March 31, 2000 and 1999, and
(iv) a consolidated statement of cash flows for the quarter ended March 31, 2000 (the foregoing audited and unaudited financial statements, report and notes thereto are hereinafter collectively referred to as the "Financial Statements"). The Financial Statements other than the Pro Forma Balance Sheet (A) have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") applied on a consistent basis, and (B) present fairly the consolidated financial position of the Company and the Subsidiaries at the dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods then ended, except that the unaudited Financial Statements were prepared on an interim basis, without footnotes, and are subject to normal and recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the unaudited consolidated balance sheet of the Company and the Subsidiaries at March 31, 2000 (the "Balance Sheet"), or disclosed in Schedule 2.10 attached hereto or any other Schedule hereto, at March 31, 2000 neither the Company nor any of the Subsidiaries had any material liability or obligation (whether absolute or contingent, or accrued or unaccrued) required to be disclosed in financial statements, or in the notes thereto, prepared in accordance with U.S. GAAP. The books of account and financial records of the Company and the Subsidiaries have been prepared and are maintained in accordance with good accounting practice and, to the extent required, applicable laws.

                  2.11.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Except as set forth in Schedule 2.11 attached hereto, since March 31, 2000 there has not been, with respect to the Company or any of the Subsidiaries or their respective businesses or properties:

                           (a) any material adverse change in the financial condition, business, prospects, assets or results of operations of the Company and the Subsidiaries, taken as a whole, or each of LDJSC and LDTJSC taken separately (without taking into account any effects on the Company or any of the Subsidiaries that may result from





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          macroeconomic or political policies or general economic conditions as may be initiated or exist in the Russian Federation from or after March 31, 2000);

                           (b) any destruction, damage by fire, accident or other casualty or act of God of or to any of properties or assets of the Company or any of the Subsidiaries, whether or not covered by insurance, except any destruction, damage, accident, casualty or act as would not have a Material Adverse Effect;

                           (c) any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in clauses (iii), (iv), (v), (ix) and (xiii) of Section 5.01; or

                           (d) any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01 (other than those referred to in subsection (c) immediately above).

                  2.12.  ASSETS OTHER THAN REAL PROPERTY INTERESTS.

                  (a) The Company and the Subsidiaries have good and marketable title to all assets reflected on the Balance Sheet or thereafter acquired with a value in excess of $50,000, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all mortgages, liens, security interests, pledges, encumbrances, charges, agreements, claims, restrictions and defects of title of any kind except (i) as are set forth in Schedule 2.12, (ii) liens for Taxes (as defined in Section 2.18) which are not yet due and payable or being contested in good faith by appropriate proceedings, (iii) mechanic's, materialman's or other similar liens arising by operation of law or (iv) other minor imperfections of title, if any, which items in clauses (ii) through (iv) above do not, individually or in the aggregate, materially impair the value or materially interfere with the continued use of the assets to which they relate in the conduct of the business of the Company and the Subsidiaries (such items in clauses (ii) through (iv) are hereinafter referred to as "Permitted Liens").

                  (b) The tangible personal (moveable) property of the Company and the Subsidiaries has been maintained in all material respects in accordance with the past practice of the Company and the Subsidiaries and generally accepted industry practice. The tangible personal property of the Company is in





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all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Company and each of the Subsidiaries is in all material respects in the condition required of such property by the terms of the lease currently applicable thereto.

This Section 2.12 does not relate to real property or interests in real property, such items being the subject of Section 2.13.

                  2.13.  REAL PROPERTY OWNED AND LEASED.

                  Schedule 2.13 attached hereto contains a complete list of all real property (immovable property) (including, without limitation, plants, warehouses, interests in real property, distribution centers, structures and other buildings) owned or leased by the Company or any of the Subsidiaries (the "Real Property"). The applicable Subsidiary owns all the buildings located at the site of the new cigarette factory (described in Schedule 2.13 hereto) and has the right, subject to applicable law, to transfer ownership of (a) the main factory building located at such site and (b) after completion of the registration process for which applications for registration have previously been filed, all the other buildings at such site. The applicable Subsidiary has leasehold ownership interests in the land underlying such buildings and is entitled to dispose of its ownership rights, subject to the terms and conditions of the lease agreement. The interests in Real Property (other than residential leases for employees of the Company or any of the Subsidiaries) are free and clear of all mortgages, liens, security interests, pledges, leases, subleases, encumbrances, charges, assignments, easements, claims or other restrictions and defects in title except (i) as are set forth in Schedule 2.13 hereto and (ii) Permitted Liens. All interests in Real Property (other than residential leases for employees of the Company or any of the Subsidiaries) are currently used in the operation of the business of the Company or any of the Subsidiaries and are adequately maintained and are in good operating condition and repair for the requirements of the business as presently conducted by the Company and the Subsidiaries.

                  2.14.  PATENTS, TRADEMARKS, ETC.

                  (a) Schedule 2.14 attached hereto sets forth a complete and accurate listing of all Russian Federation or other patents, trademarks, trade names, service marks and copyrights used in the conduct of the businesses of the Company or any of the Subsidiaries, whether registered or unregistered, and any applications or registrations therefor. Except as set forth in Schedule 2.14, the Company or the applicable Subsidiary solely owns and has the exclusive right to use, or, for the items so identified in Schedule 2.14, the non-exclusive right to use, free and clear of any payment (other than payments not yet due to maintain the registration thereof) or encumbrance, all such patents, trademarks, trade names, service marks and copyrights (all such patents, trademarks, trade names, service marks and copyrights being hereinafter collectively referred to as the "Intellectual Property"). Except as set forth in Schedule 2.14, there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the knowledge of Seller, threatened, which challenge the exclusive rights of the Company or any of the Subsidiaries in respect of any Intellectual Property. No Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, administrative agency or governmental official and, except as set forth in
Schedule 2.14, to the knowledge of Seller, none of the Intellectual Property infringes the intellectual property rights of others or is being infringed by others or is used by others (whether or not such use constitutes infringement).

                  (b) All knowledge and know-how required to operate the Company and the Subsidiaries as heretofore conducted is held and may be used by the Company and the Subsidiaries without any obligation to Seller or its affiliates (other than the Company or any Subsidiary). None of the Company or any of the Subsidiaries has granted any licenses with respect to, nor otherwise disclosed or has agreed to disclose, any such knowledge or know-how.

                  2.15.  INSURANCE.

                   Schedule 2.15 attached hereto sets forth a complete and accurate list of all casualty, directors and officers liability, general liability (including product liability) and all other types of insurance maintained by the Company or any of the Subsidiaries, together with the carriers and liability limits for each such policy. Each policy is in force, and no notice has been received by the Company or any of the Subsidiaries from any insurance carrier purporting to cancel or reduce coverage under any such policy. The Company and each of the Subsidiaries are current in all premiums or other payments due thereunder. Schedule 2.15 identifies which insurance policies are "occurrence" or "claims made". All insurance coverage held for the benefit of the Company or any of the Subsidiaries is reasonably adequate to cover risks customarily insured against by similar companies in their industry.

                  2.16.  COMMITMENTS.

                  (a) Except as set forth in Schedule 2.16, neither the Company nor any Subsidiary is a party to or bound by any:

                     (i) employment agreement or employment contract that provides for annual remuneration and benefits having a value in excess of $50,000;

                    (ii) employee collective bargaining agreement or other contract with any labor union;

                  (iii) covenant not to compete or other covenant restricting the development, manufacture, marketing or distribution of the products and services of the Company or any Subsidiary;

                   (iv) agreement, contract or other arrangement with (A) Seller or any affiliate of Seller (other than the Company or any Subsidiary) or (B) any current or former officer, director, employee or independent contractor of the Company, any Subsidiary, Seller or any affiliate of Seller (other than employment agreements covered by clause (i) above);

                    (v) lease, sublease or similar agreement with any person under which the Company or any Subsidiary is a lessor or sublessor of, or makes available for use to any person (other than the Company or any Subsidiary), (A) any Real Property or (B) any portion of any premises otherwise occupied by the Company or any Subsidiary, except, in the case of clauses (A) or (B), for residential leases for employees of the Company or any of the Subsidiaries;

                   (vi) lease or similar agreement with any person (other than the Company or any Subsidiary) under which (A) the Company or any Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company or any Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or any Subsidiary, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $50,000 and, in the case of any such lease or similar agreement entered into between the date hereof and the Closing, is not terminable by the Company or the applicable Subsidiary by notice of 60 days or less without cost or penalty;

                  (vii) (A) continuing agreement or contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice, PROVIDED that any such contract or order, when taken together with all other purchase contracts and orders for inventory relating to the ordered item, would not require the Company or any Subsidiary to acquire a quantity of such item that could not reasonably be expected to be used in the ordinary course of business of the Company or the applicable Subsidiary within six months after the date of execution or entry of purchase contract or order for inventory) or (B) service, consulting, management or other similar type of agreement or contract (other than with the Company or any Subsidiary), in either such case which has an aggregate future liability in excess of $250,000 and, in the case of any such agreement or contract entered into between the date hereof and the Closing, is not terminable by the Company or the applicable Subsidiary by notice of 60 days or less without cost or penalty;

                 (viii) continuing agreement or contract for the sale or distribution of any products manufactured by the Company or any Subsidiary, including by franchise arrangement, involving in excess of 1% of the consolidated monthly sales of the Company and the Subsidiaries by value, except, in the case of any such agreement or contract entered into between the date hereof and the Closing, if such agreement or contract is terminable by the Company or the applicable Subsidiary by notice of 60 days or less without cost or penalty;

                   (ix) continuing agreement or contract for the purchase of any finished goods manufactured by parties other than the Company or any Subsidiary, except, in the case of any agreement or contract entered into between the date hereof and the Closing, if such agreement or contract is terminable by the Company or the applicable Subsidiary by notice of 60 days or less without cost or penalty;

                    (x) continuing agreement or contract for products manufactured by the Company or any Subsidiary on behalf of parties other than the Company or any Subsidiary, except, in the case of any agreement or contract entered into between the date hereof and the Closing, if such agreement or contract is terminable by the Company or the applicable Subsidiary by notice of 60 days or less without cost or penalty;

                   (xi) agreement, contract or arrangement for the placement of advertising or other promotional activities which has an aggregate future liability in excess of $100,000 and, in the case of any such agreement, contract or arrangement entered into between the date hereof and Closing, is not terminable by the Company or the applicable Subsidiary by notice of 60 days or less without cost or penalty;

                  (xii) except as set forth in Schedule 2.14, any material license, option or other agreement relating in whole or in part to the Intellectual Property set forth in Schedule 2.14 (including any license or other agreement under which the Company or any Subsidiary is licensee or licensor of any such Intellectual Property) or to trade secrets or proprietary rights and processes of the Company, any Subsidiary or any other person;

                 (xiii) agreement, contract or other instrument under which the Company or any Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

                  (xiv) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) to the knowledge of Seller, except as set forth on Schedule 4.15, any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or any Subsidiary or (B) the Company or any Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                   (xv) agreement, contract or other instrument under which the Company or any Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than trade credits in the ordinary course of business);

                  (xvi) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any property of the Company or any Subsidiary, which lien or other encumbrance is not set forth in Schedule 2.12 or 2.13 or is not a Permitted Lien; or

                 (xvii) agreement, contract or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company or any Subsidiary, or any predecessor person (other than provisions of any contract or agreement providing for indemnification solely in respect of breaches of such contract or agreement).

                  (b) Except as set forth in Schedule 2.16, all agreements, contracts, leases, licenses, commitments or instruments of the Company or any Subsidiary listed in the Schedules hereto (collectively, the "Contracts") are valid, binding and in full force and effect. Except as set forth in Schedule 2.16, (i) the Company and each of the Subsidiaries have performed all material obligations required to be performed by them to date under the Contracts and they are not and, as a result of the transactions contemplated hereby, will not be (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, (ii) to the knowledge of Seller, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except, in the case of clauses (i) and (ii), any such breaches or defaults which individually or in the aggregate would not have a Material Adverse Effect. Seller has provided to Buyer a true and correct copy of each of the Contracts.

                  2.17.  LEGAL PROCEEDINGS.

                  Except as set forth in Schedule 2.17, none of Seller, the Company nor any of the Subsidiaries is engaged in or a party to, or, to the knowledge of Seller, threatened with, any suit, investigation, legal action or other proceeding before any court, administrative agency, arbitration panel or other similar authority which involves (individually, or in the aggregate for cases arising out of the same or substantially similar facts or circumstances) the possibility of liability of the Company or any of the Subsidiaries in excess of $50,000 (whether or not covered by insurance), and Seller knows of no reasonable basis for any such suit, investigation, action or proceeding. There are no outstanding orders, rulings, decrees, judgments or stipulations by or with any court, administrative agency, arbitration panel or other similar authority which challenge or otherwise relate to the transactions contemplated by this Agreement.

                  2.18.  TAXES.

                  All federal, state and local and all foreign tax returns, reports, declarations, statements and other documents required to be filed by or with respect to the Company and each of the Subsidiaries and any predecessor corporations of each of them in respect of all taxes, including income, franchise, value-added, social fund, sales, property, payroll and other taxes, levies, imposts and duties of any nature whatsoever and any interest, additions or penalties in respect thereof ("Taxes") have been filed with the appropriate tax and social fund authorities, such documents are true, accurate and complete in all material respects and all amounts shown by such documents to be due and payable have been paid. Copies of the U.S. income tax returns of the Company and each of the Subsidiaries for the taxable period ended 1998 and a draft for the taxable period ended 1999 have been provided or made available to Buyer. Neither the Company nor any of the Subsidiaries is in default in the payment of any Taxes due or payable or on any assessments received in respect thereof. Except as and to the extent reflected or reserved against in the Balance Sheet or as described in Schedule 2.10, at March 31, 2000, neither the Company nor any of the Subsidiaries had any liability for Taxes or any interest or penalties in respect thereof, that are or may become material to the Company or any of the Subsidiaries. All Taxes that are or may become material to the Company or any of the Subsidiaries for periods ending on or prior to March 31, 2000 that should be reserved on the books of the Company or any of the Subsidiaries in accordance with generally accepted accounting principles and the Company's and each Subsidiary's past practice have been so reserved, and all estimated tax payments required to be made have been made. No waivers of statutes of limitation are in effect in respect of taxes for the Company or any of the Subsidiaries. There are no pending, or to the knowledge of Seller threatened, material claims or assessments against the Company or any of the Subsidiaries in respect of Taxes, or interest or penalties, other than claims or assessments for which adequate reserves have been provided.

                  2.19.  COMPLIANCE WITH LAWS; PERMITS AND LICENSES.

                   Except as is disclosed on Schedules 2.17 and 2.19 attached hereto and except for environmental matters which are covered in Section 2.20 below, (a) the Company and each of the Subsidiaries are now in compliance with all laws, decrees, decisions, rulings, judgments, orders, ordinances, regulations and other pronouncements adopted, rendered or otherwise issued by any federal, state, regional, municipal or local governmental authority, agency, board, body, court or instrumentality of the United States of America, the Russian Federation, the Federal Republic of Germany and any other foreign jurisdiction applicable to the Company or any of the Subsidiaries, except such instances of non-compliance as will not, individually or in the aggregate, have a Material Adverse Effect, (b) no claims or complaints from any governmental authorities or other parties have been asserted or received by the Company or any of the Subsidiaries which are still pending or outstanding alleging that the Company or any of the Subsidiaries is in violation of any applicable building, zoning, or similar law, ordinance or regulation in relation to its plants, warehouses, distribution centers, structures or other buildings or equipment, or the operation thereof that should the claimant or complainant prevail would have a Material Adverse Effect, (c) to the knowledge of Seller, there are no claims or complaints from any governmental authorities or other persons that are threatened of the type referred to in clause (b) above that should the claimant or complainant prevail would have a Material Adverse Effect and (d) neither the Company nor any of the Subsidiaries has received notice from any governmental authorities of any pending proceedings to take all or any part of the properties of the Company or any of the Subsidiaries (whether leased or owned) by condemnation or right of eminent domain and, to the knowledge of Seller, no such proceedings are threatened. Schedule 2.19 sets forth all material governmental permits, licenses and authorizations necessary for the operation of the businesses of the Company or any of the Subsidiaries as presently conducted and for the operation or occupancy of the properties owned or used by the Company or any of the Subsidiaries in the business and all licenses, permits and authorizations of the Central Bank of the Russian Federation necessary for any transactions entered into by the Russian Subsidiaries. All such licenses, permits and authorizations are validly held by the Company or the applicable Subsidiary, the Company or the applicable Subsidiary has complied with all terms and conditions thereof, except such instances of non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect, and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  2.20.  ENVIRONMENTAL MATTERS.

                  Except as set forth on Schedule 2.20 attached hereto, the Company and the Subsidiaries (a) are in compliance in all material respects with applicable Environmental Requirements (as defined below), (b) have received no notice of violation from any government authority or the commencement of any claim, suit or proceeding by any government authority or other party with respect to environmental conditions concerning the Real Property, (c) are not aware of any activity conducted on Real Property which would likely result in a violation of any applicable Environmental Requirement in any material respect, and (d) to the knowledge of Seller no Hazardous Material (as defined below) is located on, at, in, under or about the Real Property, in a manner which creates risk to human health or the environment. For the purpose of this Agreement, the following terms shall have the following meanings:

                  (i) The term "Hazardous Material" means any material, substance or constituent, including any petroleum product, that, whether by its nature or its use, is subject to regulation under any Environmental Requirement, excluding for purposes of this Section 2.20 tobacco leaf.

                  (ii) The term "Environmental Requirement" or "Environmental Requirements" means any and all laws, ordinances, statutes, codes, rules, regulations, decrees, orders, directives, permits, or licenses of or by any federal, state, regional, municipal or local governmental authority addressing protection of the environment, including but not limited to the, Law on Protection of the Natural Environment (RF 1991); Land Code (RF 1991); Law on Subsoil (RF 1992); and Law on Air Protection (RF 1982).

                  2.21. EMPLOYEE BENEFIT PLANS; TERMINATION AND SEVERANCE AGREEMENTS.

                  (a) Except as indicated on Schedule 2.21(a), neither the Company nor any of the U.S. Subsidiaries has ever maintained, sponsored, participated in, administered, contributed to or incurred any obligation to or any liability under any savings, profit sharing, annuity, retirement, deferred compensation, bonus, incentive (including, without limitation, cash, stock options, stock bonus, stock appreciation rights, phantom stock, restricted stock and stock purchase), medical, dental, vision, hospitalization, prescription drug and other health, employee assistance, cafeteria, flexible benefits, life insurance, short and long term disability, vacation pay, severance pay, other welfare and fringe benefit and similar plans, programs, understandings, arrangements or agreements, including without limitation any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether written or oral, direct or indirect, or actual or contingent ("Plan").

                  (b) Neither the Company nor any of the Subsidiaries has ever incurred or is reasonably expected to incur any liability under or related to any Plan that is a defined benefit pension plan of any ERISA Affiliate. Except as set forth on Schedule 2.21(b), no employee of the Company or any of the Subsidiaries is or has ever been within the six-year period preceding the date of this Agreement entitled to participate in or receive benefits under any Plan that is a defined benefit pension plan of any ERISA Affiliate. For purposes of this Agreement, "ERISA Affiliate" means any entity, person or individual that, together with the Company or any of the Subsidiaries, is or was treated as a single-employer within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), or ERISA Section 4001(b).

                  (c) Each Plan that is intended to be qualified under Code
Section 401(a) is so qualified.

                  (d) Except as indicated on Schedule 2.21(d)(i), no "reportable event" within the meaning of ERISA Section 4043 (other than an event described in PBGC Regulation Section 4043.22, .27, .29 and .31 for which notice is waived) has occurred with respect to any Plan within the six year period preceding the date of this Agreement that is or was subject to Title IV of ERISA. Neither the Company, any of the U.S. Subsidiaries nor any ERISA Affiliate has any liability to the Pension Benefit Guaranty Corporation, other than for premiums the payment of which is not yet due. No Plan that is or was an "employee pension benefit plan" within the meaning of ERISA Section 3(2) ("Pension Plan") has been terminated or merged, in whole or in part, within the six-year period preceding the date of this Agreement, except as indicated on Schedule 2.21(d)(ii). The present value of the accrued benefits (both vested and unvested) under each Pension Plan (determined as of the most recent actuarial valuation date for such Pension Plan (January 1, 1999) and determined in accordance with the same actuarial assumptions and methods as used by the actuary for such Pension Plan as of such valuation date) did not exceed the value of such assets for such Pension Plan on such valuation date. There are no "underfunded benefit liabilities" (as defined in ERISA Section 4001(a)(16)) under any Pension Plan as of the most recent actuarial valuation date for such Pension Plan (January 1, 1999). Each Pension Plan is in compliance with Code Section 412 and ERISA Title
I. No Pension Plan has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of Code Section 412.

                  (e) No "prohibited transaction" within the meaning of ERISA
Section 406 or Code Section 4975 has occurred with respect to any Plan sponsored or administered by the Company or any of the U.S. Subsidiaries. All Plans sponsored or administered by the Company or any of the U.S. Subsidiaries comply currently, and have complied in the past in form and in operation, with the provisions of ERISA, the Code, the rules and regulations promulgated under these statutes, all other applicable federal, state, or common law and with their respective benefit plans and trust agreements. There are no actions, suits or claims pending (other than routine claims for benefits) which could reasonably be expected to be asserted against any Plan or the assets or fiduciaries of any Plan sponsored or maintained by the Company or any of the U.S. Subsidiaries or any Plan established or maintained by any ERISA Affiliate which would have a Material Adverse Effect. No civil or criminal action under ERISA Title I, Subtitle B, Part 5 is pending or threatened against any fiduciary of any Plan sponsored or maintained by the Company or any of the U.S. Subsidiaries. No Plan nor any fiduciary of a Plan sponsored or maintained by the Company or any of the U.S. Subsidiaries has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                  (f) Every Plan of the Company or any U.S. Subsidiary that is a "group health plan" within the meaning of Code Section 4980B(g)(2) has been administered in accordance with ERISA Title I, Subtitle B, Part 6 of ERISA and has met the requirements of Section 4980B of the Code. Apart from benefits from Pension Plans, benefits described under Code Section 4980B and health benefits provided to retirees under welfare plans listed and categorized in Schedule 2.21(a) as plans providing retiree health benefits, neither the Company nor any of the U.S. Subsidiaries has any obligation to provide benefits under any Plan except to its active employees.

                  (g) Neither the Company, any of the U.S. Subsidiaries nor any ERISA Affiliate has incurred any obligation to contribute to any "multiemployer plan" within the meaning of ERISA Section 4001(a)(3).

                  (h) Neither the Company nor any of the U.S. Subsidiaries has contracted with any "leased employee" within the meaning of Code Section 414. Each person who performs services for the Company or any of the U.S. Subsidiaries is and has been properly classified, to the extent reasonably determinable under existing regulatory guidance at the time of such classification, as a "common law employee," "leased employee" or "independent contractor" for all purposes under U.S. federal income tax laws.

                  (i) Except as set forth in Schedule 2.16, neither the Company nor any of the Subsidiaries is a party to any employment, termination or severance agreement, contract, arrangement or understanding with any employee or former employee of the Company or any of the Subsidiaries that has an aggregate future severance liability in excess of that required by Russian Law. The purchase by Buyer of the Membership Interests will not result in any obligation of the Company or any of the Subsidiaries to pay any employee of the Company or any of the Subsidiaries severance pay or termination benefits so long as such employee remains employed by the Company or any of the Subsidiaries after the Closing.

                  (j) Except for any employee benefits that are required to be provided pursuant to Russian law and the Western Tobacco Employee Benefits Trust dated January 11, 1999 between the Company and Abacus Corporate Trustee Limited, neither the Company nor any of the non-U.S. Subsidiaries has ever maintained, sponsored, participated in, administered, contributed to or incurred any obligation to or any liability under any employee benefit plan, program, arrangement, agreement or fund for any employees of the Company or any of the Subsidiaries who are not U.S. citizens and are not employed in the United States.

                  2.22.  EMPLOYEE AND LABOR MATTERS.

                  (a) Neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee of the Company or any of the Subsidiaries, nor does any labor union or collective bargaining agent represent any employees of the Company or any of the Subsidiaries. No such agreement, contract or other commitment has been requested by, or is under discussion by management of the Company or any of the Subsidiaries (or any management group or association of which the Company or any of the Subsidiaries is a member or otherwise a participant) with, any group of employees or others, nor are there any other current activities known to the Company, any of the Subsidiaries or Seller to organize any employees of the Company or any of the Subsidiaries into a collective bargaining unit. The Company and the Subsidiaries are in compliance with all applicable employment, labor and similar laws, except such instances of non-compliance as will not individually or in the aggregate have a Material Adverse Effect. Except as disclosed in Schedule 2.22, there is, and during the past two years there has been, no labor strike, dispute, slow-down or work stoppage pending, or, to the knowledge of Seller, threatened against the Company or any of the Subsidiaries. Except as set forth in Schedule 2.22, there are no pending, or, to the knowledge of Seller, threatened, charges against the Company or any of the Subsidiaries or any current or former employee, officer or director of the Company or any of the Subsidiaries before any federal, state or local or foreign agency responsible for the prevention of unlawful employment practices.

                  (b) All foreign employees of the Company or any of the Subsidiaries working in the Russian Federation or in Germany have a valid work permit and are authorized for employment in such countries in accordance with applicable law.

                  2.23.  CAPITAL EXPENDITURES.

                  The aggregate contractual commitments of the Company and the Subsidiaries for capital expenditures do not exceed $8,800,000 at May 31, 2000. Except as set forth on Schedule 2.23 attached hereto, there are no such commitments involving individual capital expenditure items in excess of $100,000.

                  2.24.  POWERS OF ATTORNEY.

                  Schedule 2.24 attached hereto contains a complete and accurate list of all outstanding powers of attorney or similar authorizations given by the Company or any of the Subsidiaries, other than powers of attorney granted to employees for routine business tasks that are terminable at will.

                  2.25.  CUSTOMER ACCOUNTS RECEIVABLE; INVENTORIES.

                  (a) All customer accounts receivable of the Company and each of the Subsidiaries, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business and, to the knowledge of Seller are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts which are reflected on the Balance Sheet or accrued after the date of the Balance Sheet in the ordinary course of business consistent with past practice. The Company or the applicable Subsidiary has good and marketable title to their respective accounts receivable, free and clear of all liens or other encumbrances. During the two year period prior to the date hereof, neither the Company nor any of the Subsidiaries has sold, pledged or otherwise disposed of any of its accounts receivable in connection with any receivables-type financing or factoring-type financing or similar transaction.

                  (b) The inventories of the Company and each of the Subsidiaries, whether reflected on the Balance Sheet or subsequently acquired, are generally of a quality and quantity usable and/or salable at book value in the ordinary course of business. The inventories of the Company and each of the Subsidiaries are reflected on the Balance Sheet and in their respective books and records in accordance with accounting principles generally accepted in the United States of America applied on a basis consistent with past practice (except as described in the notes to the Balance Sheet).

                  2.26.  CUSTOMERS AND SUPPLIERS.

                  Schedule 2.26 accurately lists (a) the 10 largest customers of the Company and each of the Subsidiaries for the 12 months ended March 31, 2000 and the percentage of the Company's and each Subsidiary's total sales represented by sales to each such customer during such period, and (b) the 10 largest suppliers of the Company and each of the Subsidiaries for the 12 months ended March 31, 2000 and the amount of purchases therefrom during such period.

                  2.27.  NO U.S. ASSETS.

                  Immediately prior to the Closing, the Company and the Subsidiaries will have no United States assets other than intangible assets (E.G., intercompany receivables and ownership interests in the Subsidiaries).

                  2.28   NO MATERIAL MISSTATEMENT OR OMISSION.

                  No representation or warranty of Seller in this Agreement, the Schedules delivered herewith or any certificate furnished by Seller in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading. Seller has not knowingly withheld from Buyer any facts relating to the Company or any of the Subsidiaries which materially adversely affect, or, so far as Seller can reasonably now foresee, are likely to result in a Material Adverse Effect.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

                  3.01.  ORGANIZATION AND AUTHORITY.

                  Buyer is a private limited company validly incorporated under the laws of England in accordance with the Companies Act of 1985, with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.02.  DUE AUTHORIZATION; BINDING OBLIGATION.

                  The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer. This Agreement constitutes the valid and binding obligations of Buyer, enforceable in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  3.03.  NON-CONTRAVENTION.

                  The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of any person or to the loss of any material right of any person under or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any pledge, lien, charge or other encumbrance upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of (a) the memorandum and articles of association of Buyer or (b) any covenant, agreement or understanding to which Buyer is a party or by which its properties or assets are bound, or (c) any order, ruling, decree, judgment, arbitration award, law, rule, permit, regulation or stipulation to which Buyer is subject, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

                  3.04.  REGULATORY APPROVALS.

                  Except as set forth in Schedule 3.04, Buyer is not required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Buyer.

                  3.05.  INVESTMENT INTENT.

                  Buyer is acquiring the Membership Interests for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of the Membership Interests.

                  3.06.  ABSENCE OF FINANCIAL CONTINGENCY.

                  Buyer has sufficient financial means available to it to consummate the purchase of the Membership Interests for the Purchase Price described herein, without any financial contingency or third-party consent.

                  3.07.  DISCLOSURE.

                  No representation or warranty of Buyer in this Agreement or any certificate furnished by Buyer in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of fact contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

                                   ARTICLE IV

                        FURTHER AGREEMENTS AND ASSURANCES

                  4.01.  GOVERNMENT FILINGS AND APPROVALS.

                  Buyer agrees promptly to submit an application with the Antimonopoly Ministry seeking approval of the transactions contemplated hereunder. Seller and Buyer further agree to use their best efforts to comply promptly with all requests or requirements which applicable federal, state, regional, local or municipal law or governmental officials may impose on them with respect to the transactions which are the subject of this Agreement. The best efforts of Seller and Buyer shall include, but shall not be limited to, a good faith response, in cooperation with each other, to all requests for information, documentary or otherwise, by any governmental agency in connection with obtaining approval from the Antimonopoly Ministry; PROVIDED, HOWEVER, that neither Buyer nor any of its affiliates shall be required to divest any operations, assets or business.

                  4.02.  CORPORATE INVESTIGATION BY BUYER.

                  Seller shall give and shall cause the Company and the Subsidiaries to give to Buyer and its attorneys, accountants and other representatives, reasonable access during normal business hours to make or cause to be made such investigation of the properties and business of the Company and the Subsidiaries and of their financial and legal condition as Buyer deems reasonably necessary or advisable to familiarize itself with such properties and business, PROVIDED that such investigation shall not interfere unnecessarily with normal operations. Seller agrees to furnish, and to cause the Company and the Subsidiaries to furnish, such financial and operating data and other information with respect to the business and properties of the Company and the Subsidiaries as Buyer shall from time to time reasonably request.

                  4.03.  CONFIDENTIALITY.

                  (a) Until the Closing Date, Buyer shall, and shall cause each of its affiliates and each of the directors, officers, employees, agents, advisors and representatives ("Representatives") of Buyer and its affiliates to,
(i) maintain in confidence any and all information concerning the Company and the Subsidiaries provided to them by Seller, any of the Subsidiaries or the Company or otherwise learned by them in the course of the negotiation of this Agreement and the transactions contemplated hereby and by their investigation of the Company and the Subsidiaries and (ii) disclose such information only to persons, corporations or other entities which are under the control of Buyer or an affiliate thereof, or to third parties serving as Buyer's advisors. If the transactions contemplated by this Agreement shall not be consummated (whether this Agreement is terminated pursuant to Article X or otherwise), such confidence shall be maintained and the Buyer and its affiliates shall refrain from using any and all such information for their own benefit or in competition with or otherwise to the detriment of the Company or any of the Subsidiaries. It is understood that Buyer shall have no liability hereunder for disclosure or use of any such information which (i) is in or, through no fault of Buyer, its affiliates, the Representatives of Buyer or its affiliates, comes into the public domain, or (ii) was known to Buyer prior to January 1, 2000, or (iii) was acquired by Buyer from other sources, provided such sources are not, to Buyer's knowledge, bound by any confidentiality agreement with Seller or the Company or any of the Subsidiaries or any affiliate thereof or (iv) which Buyer is legally required to disclose.

                  (b) If the transactions contemplated by this Agreement shall be consummated, Seller shall, and shall cause each of its affiliates and each of the Representatives of Seller and its affiliates to (i) maintain in confidence any and all information concerning the Company and the Subsidiaries and (ii) refrain from using any and all such information for their own benefit or in competition with or otherwise to the detriment of Buyer or its affiliates, the Company or any of the Subsidiaries. It is understood that Seller shall have no liability hereunder for disclosure or use of any such information which (i) is in or, through no fault of Seller, its affiliates, the Representatives of Seller or its affiliates, comes into the public domain, or (ii) was acquired by Seller from other sources after the Closing, provided such sources are not, to Seller's knowledge, bound by any confidentiality agreement with Buyer, any affiliate of Buyer or the Company or (iii) which Seller is legally required to disclose.

                  (c) If the transactions contemplated by this Agreement are not consummated, Buyer will return to Seller (or certify to Seller that it has destroyed) all copies of any data or information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda and other documents prepared by or made available to Buyer in connection with such transactions.

                  4.04.  SALES AND TRANSFER TAXES.

                  Seller shall pay half and Buyer shall pay half of all sales, use, transfer and other related taxes, if any, arising from the sale by Seller and the purchase by Buyer of the Membership Interests.

                  4.05.  MAINTENANCE OF INSURANCE.

                  Until the Closing Date, Seller shall maintain or cause the Company and the Subsidiaries to maintain in full force and effect all presently existing insurance coverage or equivalent substitutes therefor with respect to the Company and the Subsidiaries and their respective businesses, and will take no action that will cause a cancellation, or a lapse or reduction in benefits thereof. Seller shall take such action as may be necessary to assure the availability to the Company and the Subsidiaries on or after the Closing Date of the full benefits of liability insurance purchased on an "occurrence basis" by Seller and its affiliates (other than the Company or any of the Subsidiaries) covering the Company and the Subsidiaries for the periods prior to the Closing Date, subject to the terms, conditions and limitations in such policies, and shall cooperate with Buyer in making any claims thereunder.

                  4.06.  REASONABLE BEST EFFORTS.

                  Subject to the terms and conditions of this Agreement, each party shall use reasonable best efforts to cause the Closing to occur.

                  4.07.  ADDITIONAL DISCLOSURE.

                  (a) Seller shall promptly notify Buyer of, and furnish Buyer any information it may reasonably request with respect to, the occurrence to the knowledge of Seller of any event or condition or the existence to the knowledge of Seller of any fact that would cause any of the conditions to Buyer's or Seller's obligation to consummate the purchase and sale of the Membership Interests not to be fulfilled.

                  (b) Buyer shall promptly notify Seller of, and furnish Seller any information it may reasonably request with respect to, the occurrence to the Buyer's knowledge of any event or condition or the existence to the knowledge of Buyer of any fact that would cause any of the conditions to Seller's or Buyer's obligation to consummate the purchase and sale of the Membership Interests not to be fulfilled.

                  4.08.  CERTAIN LICENSES AND PERMITS.

                  Seller covenants that all licenses, permits and authorizations which are held in the name of Seller or any of its affiliates, or any of their respective employees, officers, directors, stockholders, agents or otherwise on behalf of the Company or any of the Subsidiaries shall be duly and validly transferred to the Company or the applicable Subsidiary without consideration prior to the Closing and that the warranties, representations, covenants and conditions contained in this Agreement shall apply to the same as if held by the Company or the applicable Subsidiary as of the date hereof.

                  4.09.  RESIGNATIONS.

                  On the Closing Date, Seller shall cause to be delivered to Buyer duly signed resignations (including waivers of any claims against the Company or any of the Subsidiaries, as applicable), effective immediately after the Closing, of the members of the boards of directors and management of the Company and the Subsidiaries as shall be specified in writing by Buyer and delivered to Seller on or before the fifth day prior to the Closing and Seller shall take all action as is necessary to accomplish the foregoing.

                  4.10.  NON-COMPETITION; NON-INTERFERENCE; OTHER TRANSACTIONS.

                  (a) None of Seller nor any of its affiliates shall, for a period of three years following the Closing Date, engage in or cause, directly or indirectly, the manufacture or sale of tobacco products in any political subdivision of the Russian Federation. Notwithstanding the foregoing, Seller or any of its affiliates shall not be in violation of the terms of this Section
4.10 by reason of unauthorized third-party sales of Seller's or any of its affiliates' tobacco products in any political subdivision of the Russian Federation.

                  (b) None of Seller nor any of its affiliates shall, for a period of three years following the Closing Date, interfere with the Company's or any Subsidiary's relationships with, or endeavor to employ or entice away from the Company or any Subsidiary, any person who at any time on or after March 31, 2000 was an employee of the Company or any of the Subsidiaries (other than those individuals resigning as contemplated by Section 4.09), except that solely with respect to the employee currently serving as the Director of Corporate and Legal Affairs of LDJSC the restrictions on Seller and its affiliates contained in this Section 4.10(b) will apply for a period of one year following the Closing Date.

                  (c) None of Buyer nor any of its affiliates shall for a period of three years following the Closing Date, interfere with Seller's or its affiliates' relationships with, or endeavor to employ or entice away from Seller or any of its affiliates, any person who at any time on or after March 31, 2000 was an employee of Seller or any of its affiliates involved in Seller's or its affiliates' real estate development business in Moscow.

                  (d) In the event the Closing does not occur, for any reason whatsoever, Buyer and its affiliates shall refrain for a period of three years following the termination of this Agreement from interfering with Seller's, its affiliates', the Company's or any Subsidiary's relationships with, or endeavor to employ or entice away from Seller, any of its affiliates, the Company or any of the Subsidiaries, any person who at any time on or after March 31, 2000 was an employee of (i) Seller's or its affiliates' real estate development business in Moscow or (ii) Seller's, the Company's or any Subsidiary's tobacco business in the Russian Federation.

                  (e) From the date of this Agreement to the Closing, none of Seller, the Company or any Subsidiary nor any other affiliate of Seller shall, nor shall they permit any of their respective officers, directors or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Company or any of the Subsidiaries. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or other representative of Seller, the Company, any of the Subsidiaries or any other affiliate of Seller, whether or not such person is purporting to act on behalf of Seller, the Company, any of the Subsidiaries, any other affiliate of Seller or otherwise, shall be deemed to be a breach of this Section 4.10 by Seller. In the event that Seller, the Company, any of the Subsidiaries or any other affiliate of Seller receives a proposal relating to any such transaction, Seller shall promptly notify Buyer of such proposal.

                  4.11  SETTLEMENT OF LOANS, INTERCOMPANY ACCOUNTS, ETC.

                  As of the Closing Date, any indebtedness (including interest accrued thereon and unpaid) and all other amounts owed by the Company or any Subsidiary to Seller or any affiliate of Seller (other than the Company or any Subsidiary) shall, with respect to the Company and any Subsidiary other than the Russian Subsidiaries, be canceled and contributed to the capital of the Company and such Subsidiary and, with respect to the Russian Subsidiaries, be canceled or, at the option of Buyer upon reasonable prior notice to Seller, assigned to the Company, and all agreements, contracts and other arrangements, if any, between Seller or any affiliate of Seller (other than the Company or any Subsidiary) and the Company or any Subsidiary shall be terminated, and the Company and the Subsidiaries shall have no further obligation to make any payments in respect thereof to Seller or any of its affiliates (other than the Company and the Subsidiaries).

                  Without limiting the generality of the foregoing, on or prior to the Closing Date, Seller shall cause to be terminated or canceled (i) the Participating Loan Agreement, dated April 28, 1998, as amended, by and among Western Realty Development LLC, the Company and Seller (the "Participating Loan"), (ii) the Russian Loan (as defined in the Participating Loan) and (iii) the working capital loan of $1,600,000 made by Seller to the Company in 1999, and all liabilities and obligations of the Company and the Subsidiaries under such loans to be fully discharged and satisfied, all without cost or any continuing liability to or obligation of the Company and the Subsidiaries, and shall cause all pledges, security interests, liens and other encumbrances on the ownership, membership or other equity interests in, and any assets of, the Company and any of the Subsidiaries, created to secure the payment and performance obligations under such loans, to be discharged, all without cost or any continuing liability to or obligation of the Company and the Subsidiaries.

                  4.12.  RELEASE OF ENCUMBRANCES SECURING OBLIGATIONS.

                  Prior to the Closing, Seller shall take, or cause to be taken, all necessary action to terminate and release, without any continuing liability of the Company or any of the Subsidiaries, all pledges, mortgages, security interests, liens and other encumbrances on the ownership, membership or other equity interests in, and any assets of, the Company and any of the Subsidiaries that secure the payment and performance of obligations of the Seller or any of Seller's affiliates (other than the Company and any of the Subsidiaries). Without limiting the generality of the foregoing, in the event that U.S. Bank Trust National Association (the "Collateral Agent") has not released at the Closing the pledge of 50.1% of the Membership Interests that are pledged (the "Pledged Membership Interests") pursuant to the Amended and Restated Pledge Agreement dated as of February 9, 1999 (the "Pledge Agreement") between Seller, the Collateral Agent and the other parties thereto, Seller shall deliver to Buyer all consents, notices, waivers, releases and other documentation, in form and substance satisfactory to Buyer, confirming that with the deposit in the account of the Trustee and the Collateral Agent of the portion of the Purchase Price to be paid to the Trustee and the Collateral Agent pursuant to Sections
1.01 and 1.03 hereof, the Secured Obligations (as defined in the Pledge Agreement) will be satisfied in full and that the pledge of the Pledged Membership Interests pursuant to the Pledge Agreement will, without any condition other than the passage of time and irrespective of whether the funds remain in the possession and control of the Collateral Agent or are subject to any clawbacks, claims, liens, demands, attachments, injunctions or stays, whether automatic or otherwise, of any kind or nature, whether in law or equity, be terminated and released automatically on the Redemption Date and that the certificates for the Pledged Membership Interests will be delivered on such date by the Collateral Agent to Buyer.

                  4.13. EXECUTION OF ADDITIONAL DOCUMENTS.

                  Without further consideration, at any time and from time to time after the Closing, as and when requested by either party, each party shall execute and deliver, or cause to be executed and delivered, to the other party all such documents and instruments, and shall take, or cause to be taken, all such other actions, as the first party may reasonably deem necessary or desirable to evidence the consummation of the transactions contemplated by this Agreement.

                  4.14.  RECORD ACCESS AND RETENTION.

                  Buyer agrees to retain or cause to be retained all accounting, business, litigation, financial and tax records (including, without limitation, work papers) (i) relating to the Company, the Subsidiaries or their respective businesses in existence on the Closing Date, or (ii) coming into existence after the Closing Date which relate to the Company, the Subsidiaries or their respective businesses prior to the Closing Date (the "Business Documents"), in each case for a period of six years from the Closing Date (or, for records relating to a Tax return, the later of the expiration of the relevant statute of limitations or six years from the date such Tax return was filed). At any time following eight years from the Closing Date, Buyer, at its election, may notify Seller of its desire to transfer records to Seller and, if Seller does not desire to receive such records, Buyer may destroy or otherwise dispose of such undesired records. In addition, Buyer agrees that from and after the Closing Date, it will not unreasonably refuse to provide Seller or its representatives, after reasonable notice and during normal business hours, access to and copies of such Business Documents as are necessary to properly prepare for, file, prove, answer, prosecute and/or defend any financial statements, Tax return and any other filing, audit, judicial or administrative proceeding relating to Taxes, or any third party protest, claim, suit, inquiry or other proceeding by any third party against Seller or any of its affiliates and, if requested by Seller, will use reasonable efforts to abide with any record retention agreement entered into with tax authorities.

                  4.15.  REPLACEMENT GUARANTEES.

                  From and after the Closing, Buyer shall promptly, in coordination with Seller, offer to substitute itself for Seller or any of its affiliates under any guarantee or equivalent obligation issued by Seller or any of its affiliates to the extent relating solely to the business carried on by the Company or any of the Subsidiaries (each a "Guarantee"). If the beneficiary of any such Guarantee does not accept Buyer in substitution, Buyer shall cause Gallaher Group Plc to offer to substitute itself for Seller or its affiliate, as applicable, under such Guarantee. A list of Guarantees (to the knowledge of Seller) is set forth in Schedule 4.15 attached hereto. Buyer's obligations under this Section 4.15 are irrespective of whether or not all Guarantees are listed in Schedule 4.15. In any event, if the Closing occurs, Buyer shall indemnify and hold harmless Seller in accordance with the indemnity obligations set forth in
Section 9.03 with respect to such Guarantees.

                  4.16.  OPTION TO ACQUIRE ADJACENT LAND.

                  Seller hereby grants to Buyer the option, exercisable prior to the Closing Date, to require that Seller cause LDTJSC to enter into an agreement to purchase as soon as practicable after the Closing Date, but in any event prior to December 31, 2000, for $1,500,000 all of the right, title and interest of OAO VNIIkholodmash and its affiliates to the land lease rights relating to the land plot located at 61/3 Kashirskoye Shosse, Moscow, Russian Federation, adjacent to the site of LDTJSC's new cigarette facility, such agreement to provide for the sale of such rights on an "as is" basis, without additional representations, warranties or indemnities by Seller. In the event that such option is exercised, the Purchase Price shall be reduced by $1,500,000.

                  4.17.  COOPERATION; FURTHER ASSURANCES.

                  The parties hereto shall without further consideration reasonably cooperate with each other, and shall cause their respective affiliates, officers, employees, agents, accountants and representatives to reasonably cooperate with each other in connection with the preparation of tax returns and conducting any tax audit or other proceedings in respect of Taxes. In the event of any tax audit, tax hearing or other such tax proceeding involving either the Company or any of the Subsidiaries for which either Buyer or Seller may be liable under this Agreement, each party shall provide reasonable notification to the other party prior to the commencement of such event. During any such tax proceeding, each party agrees to reasonably consult and take into account the views (in a manner consistent with positions taken prior to April 1, 2000) of the other party. Each party shall also have the right to request that a representative be present during such tax audit, tax hearing or other such tax proceeding. At Seller's request, Buyer agrees to execute a Power of Attorney authorizing Seller's representative to argue at any tax proceeding for any Taxes arising in any period for which Seller may be liable under this Agreement.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

                  5.01.  CONDUCT OF BUSINESS.

                  Seller agrees to cause the Company and each of the Subsidiaries, prior to the Closing Date, (a) to conduct its business in the ordinary course in accordance with present policies and as heretofore conducted,
(b) to preserve its business organization intact, (c) consistent with efficient and economical management, to retain the services of its present officers, employees and agents to the end that it may retain the goodwill of the Company and each of the Subsidiaries and preserve their respective business relationships with customers, suppliers and others, and (d) to maintain all existing business permits, licenses, qualifications and authorizations and to comply in all material respects with all of the terms and conditions thereof. Seller shall not, and shall not permit the Company or any of the Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Membership Interests set forth in Article VII not being satisfied. From and after the date hereof, and prior to the Closing Date, Seller will prevent the Company and each of the Subsidiaries, without the prior written approval of Buyer (which except for clauses (ii), (v) and (xiv) below shall not be unreasonably withheld or delayed), from:

                    (i) except as disclosed in Schedule 2.07 attached hereto, changing or altering the Company's or any Subsidiary's corporate structure or amending its charter documents or by-laws or other governing documents;

                   (ii) except for the disposition of LDJSC's ownership interests in BrookeMil Ltd. and Commercial Bank Khleb Rossii (Bread of Russia), issuing or selling any shares of its ownership, membership or equity interests, capital stock or any other securities or issuing any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or entering into any contract, understanding or arrangement with respect to the issuance of, any ownership, membership or equity interests, shares of its capital stock or any of its other securities, or entering into any arrangement or contract with respect to the purchase, redemption or voting of its ownership, membership or equity interests or shares of capital stock, or adjusting, splitting, reacquiring, redeeming, combining or reclassifying any of its securities, or making any other changes in its capital structure;

                  (iii) incurring (contingently or otherwise) any indebtedness for borrowed money, other than in the ordinary course of business from existing credit lines (and routine renewals thereof) extended by parties other than Seller or any of its affiliates;

                   (iv) incurring (contingently or otherwise) any other obligation or liability except trade or other obligations or liabilities to parties other than Seller or any of its affiliates in the ordinary course of business and, with respect to capital expenditures, amounts in increments of $500,000 in excess of $8,800,000, each of which will require a separate consent;

                    (v) declaring, setting aside or paying any dividends (in cash or in kind) on, or making any distributions in respect of, the outstanding ownership, membership or equity interests in or other securities of the Company or any Subsidiary or making any other payment to the Seller or any of its affiliates (other than to the Company or any of the Subsidiaries);

                   (vi) entering into, amending or affirmatively renewing or terminating any contract, commitment, lease (whether of real or personal property) or other agreement, except in the ordinary course of business and, with respect to capital expenditures, amounts in increments of $500,000 in excess of $8,800,000, each of which will require a separate consent;

                  (vii) guaranteeing or entering into any obligation to guarantee the obligation of any person, firm, corporation or other entity (other than endorsements for the purpose of collection in the ordinary course of business);

                 (viii) mortgaging, pledging or subjecting to any lien, charge or other encumbrance any of the assets, properties or business of the Company or any of the Subsidiaries which would not be a Permitted Lien if existing on the date hereof;

                   (ix) selling or otherwise transferring or leasing any properties or assets or canceling any debt or claim or waiving any right, or purchasing or otherwise acquiring or leasing any properties or assets, in each case except for transactions in the ordinary course of business with parties other than Seller or any of its affiliates and, with respect to capital expenditures, amounts in increments of $500,000 in excess of $8,800,000, each of which will require a separate consent;

                    (x) permitting to lapse any right with respect to any Intellectual Property or other intangible asset used in the conduct of the business of the Company or any of the Subsidiaries;

                   (xi) granting any increase in wages or salary rates or in employment, retirement, severance, termination or other benefits or paying any bonus or making any loan to any officer, director or employee, other than increases or bonuses in the ordinary course consistent with past practice or required by any agreement in effect as of the date of this Agreement and which is disclosed in any of the Schedules hereto, or entering into any employment contract with any person (other than non-management factory workers in the ordinary course of business), or adopting any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee of the Company or any of the Subsidiaries;

                  (xii) accelerating the collection of accounts receivable, delaying the payment of accounts payable or deferring maintenance and other expenses, reducing inventories, or otherwise increasing cash on hand, in a manner inconsistent with past practice or not in the ordinary course of business;

                 (xiii) repaying any indebtedness for borrowed money, except (a) as required by existing debt instruments listed on Schedule 2.16 or (b) as contemplated by Section 4.11, provided that no funds or assets of the Company or of the Subsidiaries are used for such purpose;

                  (xiv) making any material tax election, settling or compromising any liability for Taxes, preparing and filing tax returns or declarations other than on a basis consistent with the Company's and the Subsidiaries' past practices or, other than in the ordinary course of business, engaging in any transaction or operating the business in a manner that would directly or indirectly result in any liability for Taxes of the Company or any of the Subsidiaries;

                   (xv) making any changes in the type or amount of the insurance coverages of the Company or any of the Subsidiaries;

                  (xvi) making any change in its accounting methods or practices; or

                  (xvii) agreeing, in writing or otherwise, to do any of the foregoing.

                                   ARTICLE VI

                        CONDITIONS TO BUYER'S OBLIGATIONS

                  The obligations of Buyer hereunder are subject to the satisfaction, or waiver in writing by Buyer, on or prior to the Closing Date, of the following conditions:

                  6.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES.

                  (a) The representations and warranties of Seller made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the date hereof and (except to the extent such representations and warranties expressly relate to a prior date) as of the date of the Closing as though made as of such date, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of Seller.

                  (b) For purposes of satisfying the condition described in 6.01(a) to Buyer's obligations hereunder only and not for any other purpose (including, but not limited to, quantifying any materiality standard of any provision of this Agreement), such condition shall be fully satisfied if on the Closing Date there shall exist no basis in fact to support a claim or claims for Losses under Section 9.01 as a result of alleged breaches of representations and warranties of Seller in this Agreement which, individually or in the aggregate, exceed $10,000,000 (without taking into account the $7,000,000 threshold amount referred to in Section 9.01). If the Closing occurs, Buyer shall not be deemed to have waived its right to pursue any such claims after the Closing pursuant to
Section 9.01 irrespective of Buyer's knowledge thereof as of the Closing Date.

                  6.02.  PERFORMANCE OF COVENANTS.

                  Each and all of the covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Seller, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of Seller.

                  6.03.  GOVERNMENT APPROVALS.

                  Approval from the Antimonopoly Ministry of the transactions contemplated hereunder shall have been obtained and such approval shall be in full force and effect as of the Closing Date.

                  6.04.  RUSSIAN GOVERNMENT APPROVALS.

                  LDJSC and/or LDTJSC shall have obtained all necessary Russian government approvals, in form and substance reasonably satisfactory to Buyer, to produce up to 45 billion cigarettes annually or such other language acceptable to Buyer, including without limitation such approvals as may be required from the Center of Moscow Sanitary and Epidemiological Control and the Moscow Environmental Protection Committee.

                  6.05.  NO LEGAL PROCEEDINGS.

                  No injunction shall be in effect prohibiting or restraining the transactions contemplated by this Agreement and no investigation, action or proceeding by or before any court or other governmental authority shall have been commenced or threatened by any governmental entity to restrain or challenge the transactions contemplated by this Agreement or seeking to obtain material damages from Buyer or its affiliates or the Company or the Subsidiaries if such transactions are consummated.

                  6.06.  MEMBERSHIP INTEREST CERTIFICATES.

                  Seller shall have delivered to Buyer certificates representing the Membership Interests, duly endorsed in blank, or accompanied by appropriate stock powers in proper form for transfer or, in the event that the Collateral Agent has not released at the Closing the pledge of the Pledged Membership Interests, Seller shall have delivered to Buyer certificates representing the

Membership Interests (other than the Pledged Membership Interests), duly endorsed in blank, or accompanied by appropriate stock powers in proper form for transfer, and duly executed stock powers for the Pledged Membership Interests.

                  6.07.  OPINION OF U.S. COUNSEL.

                  Buyer shall have received the opinion of Coudert Brothers, U.S. counsel for Seller, substantially in the form of Exhibit A attached hereto.

                  6.08.  OPINION OF SPECIAL RUSSIAN COUNSEL.

                  Buyer shall have received the opinion of Freshfields, Special Russian counsel for Seller, substantially in the form of Exhibit B attached hereto.

                  6.09. INTERCOMPANY ACCOUNTS.

                  Effective immediately prior to the Closing, all amounts then payable by Seller or any affiliate of Seller to the Company or any of the Subsidiaries shall have been repaid in full.

                  6.10.  REQUIRED ACTION IN RESPECT OF SELLER OBLIGATIONS.

                  Seller shall have taken and caused to be taken all action required under Sections 4.11 and 4.12.

                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

                  The obligations of Seller hereunder are subject to the satisfaction, or waiver in writing by Seller, on or prior to the Closing Date of the following conditions:

                  7.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of Buyer made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the date hereof and (except to the extent such representations and warranties expressly relate to a prior date) as of the date of the Closing as though made as of such date, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by a Director of Buyer.

                  7.02.  PERFORMANCE OF COVENANTS.

                  Each and all of the covenants and agreements of Buyer to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Buyer, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by a Director of Buyer.

                  7.03.  GOVERNMENT APPROVALS.

                  Approval from the Antimonopoly Ministry of the transactions contemplated hereunder shall have been obtained and such approval shall be in full force and effect as of the Closing Date.

                  7.04.  NO LEGAL PROCEEDINGS.

                  No injunction shall be in effect prohibiting or restraining the transactions contemplated by this Agreement and no suit, action or proceeding by or before any court or other governmental authority shall have been commenced or threatened by any governmental entity to restrain or challenge the transactions contemplated by this Agreement or seeking to obtain material damages from Seller if such transactions are consummated.

                  7.05.  PAYMENT OF PURCHASE PRICE.

                  Buyer shall have delivered to Seller, the Trustee and, if permitted hereunder, the Collateral Agent and Seller, Trustee and the Collateral Agent shall have received, the Purchase Price payable at the Closing pursuant to
Section 1.01 above.

                  7.06.  OPINION OF U.S. COUNSEL.

                  Seller shall have received the opinion of Chadbourne & Parke LLP, U.S. counsel for Buyer, substantially in the form of Exhibit C attached hereto.

                  7.07.  OPINION OF U.K. COUNSEL.

                  Seller shall have received the opinion of Simmons and Simmons, U.K. counsel for Buyer, substantially in the form of Exhibit D attached hereto.

                                  ARTICLE VIII

                                    SURVIVAL

                  8.01.  SURVIVAL.

                  The representations, warranties and covenants set forth in this Agreement shall survive the Closing Date. All representations and warranties contained in this Agreement (including the Schedules hereto) or in any certificate delivered with respect thereto will be deemed to be representations and warranties hereunder and, except for those representations and warranties contained in Sections 2.01, 2.02, 2.05, 2.06, 2.07, 2.18, 3.01,
3.02, 3.05 and 11.06 shall remain in full force and effect for two years following the Closing Date; and the representations and warranties in Sections 2.01, 2.02, 2.05, 2.06, 2.07, 2.18, 3.01, 3.02, 3.05 and 11.06 shall remain in full force and effect until the expiration of any applicable statute of limitations.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.01. INDEMNIFICATION BY SELLER.

                  Seller will indemnify, defend, save and hold Buyer and any of its affiliates (including the Company and the Subsidiaries) and any of its and their respective directors, officers, employees or agents ("Buyer's Affiliates") harmless from and against any and all damage, liability, loss, penalty, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses and other costs and expenses incident to any suit, action or proceeding) (together, "Losses") incurred or sustained by Buyer or any of Buyer's Affiliates which shall arise out of or result from (a) any breach of any representation and warranty given or made by Seller herein or in any certificate delivered with respect thereto (except for any breach of any representation and warranty given or made by Seller in Sections 2.01, 2.02, 2.05, 2.06, 2.07, 2.11(c) and 11.06 or in any certificate delivered with respect thereto) if and only to the extent Losses incurred as a result of such breach and all other breaches exceed $7,000,000 in the aggregate, (b) any breach of any representation and warranty given or made by Seller in Sections 2.01, 2.02, 2.05, 2.06, 2.07, 2.11(c) and 11.06 or any certificate delivered with respect thereto, or (c) the noncompliance with or nonperformance of any agreement, obligation or covenant of Seller under this Agreement, PROVIDED, HOWEVER, that in the case of breaches of representations and warranties in Section 2.18 or the covenant in Section 5.01(xiv), the amount of any indemnification for Losses otherwise indemnifiable hereunder shall be reduced to the extent that the aggregate reserves for Taxes reflected on the Balance Sheet exceed the aggregate liability for Taxes for periods through the date thereof not paid prior thereto (which liability shall be reduced by refunds of Taxes with respect to such periods received after the date thereof and not reflected on such Balance Sheet and shall be reduced (or increased) to reflect the present value of any future tax savings (or expense) resulting from the deferral or acceleration of deductions or income) and, PROVIDED, FURTHER, that any liabilities for Taxes of the Company or any of the Subsidiaries for any tax periods including but not ending on March 31, 2000 shall be determined on a closing-of-the books basis, except for periodic Taxes (such as real property Taxes) which shall be determined on a daily pro rata basis, in each case using the statutory tax rates in effect during the three month period ending March 31, 2000. Any claim for indemnification hereunder must be made by notice to Seller within the applicable time period specified in Section 8.01.

                  9.02.  INDEMNIFICATION BY BUYER.

                  Buyer will indemnify, defend, save and hold Seller and any of its affiliates and any of its or their respective directors, officers, employees or agents ("Seller's Affiliates") harmless from and against any and all Losses incurred or sustained by Seller or any of Seller's Affiliates which shall arise out of or result from (a) any breach of any representation and warranty given or made by Buyer herein or in any certificate delivered with respect thereto or (b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Buyer under this Agreement. Any claim for indemnification hereunder must be made by notice to Buyer within the applicable time period specified in
Section 8.01.

                  9.03.  THIRD-PARTY CLAIMS.

                  Reasonably promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party in receipt of the claim (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") of the receipt thereof. Failure to give such notice reasonably promptly shall not relieve the Indemnifying Party of its obligation hereunder; PROVIDED, HOWEVER, that if such failure to give notice reasonably promptly adversely affects the ability of the Indemnifying Party to defend such claims or materially increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder, the amount of indemnification to which the Indemnified Party will be entitled to receive shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely given. Unless the Indemnifying Party shall notify the Indemnified Party that it elects to assume the defense of any such claim or process or settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense (and in no event later than 10 days following the aforesaid notice) and to be accompanied by an acknowledgment of the Indemnifying Party's obligation to indemnify the Indemnified Party in respect of such matter), the Indemnified Party shall assume the defense of any such claim or process or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments. If the Indemnifying Party assumes the defense, the Indemnified Party will have the right to participate fully in any such action or proceeding and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel for both the Indemnifying and Indemnified Parties or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No settlement of a claim by either party shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any such action or proceeding (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such matter) to the extent that the action or proceeding seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party subject to the same requirements referred to above for the Indemnifying Party when it is entitled to assume such defense and the Indemnified Party shall have the right to settle such matter without the prior written consent of the Indemnifying Party unless such settlement involves the payment of money, in which event the required prior written consent shall not be unreasonably withheld or delayed.

                  9.04.  PROCEDURES FOR ENVIRONMENTAL CLAIMS.

                  In addition to, and not by way of limitation of, the procedures set forth in Section 9.03 (which shall be deemed superseded to the extent inconsistent herewith) regarding indemnification for third party claims, Buyer shall provide notice to and consult with Seller before incurring costs for which indemnification for breach of any representations and warranties of Seller under Section 2.20 is provided hereunder, except for reasonable costs of investigating any such matter. Such notice shall include a report from an environmental consulting firm briefly describing the condition which is the subject of Buyer's notice and an evaluation of and recommendation on the scope of any further investigation, clean-up or other remediation proposed with respect to the condition. Within 30 days after Buyer's notice, Buyer will meet with Seller to discuss the proposed actions, PROVIDED, HOWEVER, that no such notice shall preclude Buyer from proposing further actions, and PROVIDED, further, that it shall not be a condition to any claim for Losses under Section
9.01 for breach of any representations and warranties of Seller under Section
2.20 that Seller has consented to such actions. Any claim for indemnification under Section 9.01 for breach of any representations and warranties of Seller under Section 2.20 must be made by notice to Seller within the applicable time period specified in Section 8.01.

                  9.05.  INDEMNIFICATION AS SOLE REMEDY AFTER CLOSING.

                  After the Closing, the sole liability of Seller to Buyer, and Buyer to Seller, shall be limited to indemnification pursuant to this Article IX absent fraud or willful misrepresentation.

                                    ARTICLE X

                                   TERMINATION

                  10.01.  MUTUAL AGREEMENT.

                   This Agreement may be terminated at any time prior to the Closing by mutual written agreement of Buyer and Seller.

                  10.02.  NONCOMPLIANCE OR NONPERFORMANCE.

                  This Agreement may be terminated by written notice by Buyer to Seller or by Seller to Buyer, without prejudice to the terminating party's rights to claim damages or other relief, if (a)(i) any of the conditions of this Agreement to be complied with at or before the Closing by the party to whom notice is addressed shall have become incapable of fulfillment prior to October 31, 2000, and (ii) such noncompliance shall not have been waived by the party giving notice of termination or (b) the Closing shall not have occurred on or prior to October 31, 2000.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.01.  INTEGRATION; AMENDMENT.

                  This Agreement (including the Schedules and Exhibits attached hereto) constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. The terms of this Agreement cannot be changed, modified, released or discharged orally.

                  11.02.  ASSIGNMENT.

                  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Buyer without the prior written consent of Seller or by Seller without the prior written consent of Buyer; PROVIDED, HOWEVER, that this Agreement may be assigned by Buyer to any corporate parent or any directly or indirectly wholly-owned subsidiary of such corporate parent, PROVIDED that Buyer shall continue to be bound by this Agreement after such assignment.

                  11.03.  COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  11.04.  HEADINGS.

                  The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                  11.05.  WAIVER; REQUIREMENT OF WRITING.

                  This Agreement cannot be changed or any performance, term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change or waiver is sought. Any term or condition of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

                  11.06.  FINDER'S FEES; BROKERS.

                  Seller and Buyer represent and warrant that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by it or on its behalf, except that (a) Arnhold and S. Bleichroeder, Inc. has been retained by Seller and Seller shall be responsible for any fees and expenses that may be due to such company, and
(b) Dresdner Kleinwort Benson has been retained by Buyer and Buyer shall be responsible for any fees and expenses that may be due to such company. Seller shall indemnify and hold Buyer harmless and Buyer shall indemnify and hold Seller harmless with respect to their respective representations and warranties set forth in this Section 11.06.

                  11.07.  EXPENSES.

                  Each of the parties hereto shall pay, without right of reimbursement from the other party or from the Company or any of the Subsidiaries, all the costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated.

                  11.08.  NOTICES.

                  Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by telecopy or sent, postage prepaid, by registered or certified mail, return receipt requested, or by recognized overnight courier service, postage or other charges prepaid, and shall be deemed given when so delivered by hand or telecopied, or when received if sent by mail or by courier, as follows:

                  If to Seller:

                           Brooke (Overseas) Ltd.
                           c/o Vector Group Ltd.
                           100 SE Second Street, 32nd Floor
                           Miami, Florida 33131
                           United States of America
                           Fax:  (305) 579-8009

                           Attention:  Ronald Bernstein
                                       Richard Lampen

                  with a copy to:

                           Coudert Brothers
                           1114 Avenue of the Americas
                           New York, New York 10036
                           United States of America
                           Fax:  (212) 626-4120

                           Attention:  Clyde E. Rankin, III

                  If to Buyer:

                           Gallaher Overseas (Holdings) Limited
                           Members Hill
                           Brooklands Road
                           Weybridge
                           Surrey KT 13OQU
                           United Kingdom
                           Fax:  019 32 832 508

                           Attention:  Company Secretary and
                                       Christopher T. Fielden

                  with a copy to:

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           United States of America
                           Fax:  (212) 541-5369

                           Attention:  A. Robert Colby
                  and with a copy to:

                           Simmons & Simmons
                           21 Wilson Street
                           London EC2M 2TX
                           United Kingdom
                           Fax:  020 7628 2070

                           Attention:  Ken Woffenden

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

                  11.09.  APPLICABLE LAW.

                  This Agreement will be construed and interpreted in accordance with and governed by the internal laws of the State of New York without regard to conflicts of laws principles.

                  11.10.  CONSENT TO JURISDICTION.

                  Each of the parties irrevocably submits to the jurisdiction of
(a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by hand delivery or U.S. or foreign registered mail to such party's respective address set forth in Section 11.08 hereof shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  11.11.  PUBLIC ANNOUNCEMENTS.

                  None of the parties shall make any press release or public announcement with respect to the transactions contemplated hereby without (a) in the case of Buyer, obtaining the prior written approval of Seller and (b) in the case of Seller, obtaining the prior written approval of Buyer, except as may be required by law or regulations of securities exchanges. Approvals under this
Section 11.11 shall not be unreasonably withheld or delayed.

                  11.12.  NO THIRD-PARTY BENEFICIARIES.

                  Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                     GALLAHER OVERSEAS (HOLDINGS) LIMITED

                                     By /s/ NIGEL P. BULPITT
                                        --------------------------------------
                                         Name:  Nigel P. Bulpitt
                                         Title: Director

                                     BROOKE (OVERSEAS) LTD.

                                     By /s/ RICHARD J. LAMPEN
                                        --------------------------------------
                                         Name:  Richard J. Lampen
                                         Title: Executive Vice-President